SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

   Filed by the Registrant  |X|
   Filed by a Party other than the Registrant  |_|

   Check the appropriate box:
   |X| Preliminary Proxy Statement
   |_| Definitive Proxy Statement
   |_| Definitive Additional Materials
   |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

   |_| Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))

                             EPL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   |X|  No fee required.
   |_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

   (5) Total fee paid:
--------------------------------------------------------------------------------

   |_| Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

   |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:
--------------------------------------------------------------------------------

   (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

   (3) Filing Party:
--------------------------------------------------------------------------------

   (4) Date Filed:

                             EPL TECHNOLOGIES, INC.
                        2 INTERNATIONAL PLAZA, SUITE 245
                           PHILADELPHIA, PA 19113-1507


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders (the "Annual Meeting") of EPL Technologies, Inc. (the "Company") will be held on Friday, July 30, 1999, at 9:30 A.M. (local time) at the Top of the Tower, 1717 Arch Street, Philadelphia, Pennsylvania for the following purposes:

     1. to elect four directors to serve for the ensuing year and until their respective successors shall have been duly elected and qualified;
     2. to approve the issuance of certain shares of Common Stock upon conversion of Series D Convertible Preferred Stock;
     3. to approve an amendment to the preferences and rights of the Series D Convertible Preferred Stock
     4. to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on June 29, 1999 as the record date for the Annual Meeting. Only holders of record at that time of the Company's Common Stock, par value $0.001 per share and Series A Preferred Stock, par value $1.00 per share, are entitled to notice of, and are entitled to vote at, the Annual Meeting and any adjournment or postponement thereof. A complete list of shareholders entitled to vote at the Annual Meeting will be available, upon written demand, for inspection during normal business hours by any shareholder of the Company prior to the Annual Meeting at the Company's address shown above.

     A copy of the Company's Annual Report for the fiscal year ended December 31, 1998, a copy of its report on Form 10-Q for the quarter ended March 31, 1999, a Proxy Statement and a proxy accompany this notice. It is expected that these materials are first being sent to shareholders on or about June 30, 1999.

     The right to vote your stock at the Annual Meeting is an important shareholder right and should be exercised by you in person or by proxy regardless of the number of shares held. The Board of Directors sincerely hopes you will be able to be present at the Annual Meeting but requests in any event that you sign and date your proxy and mail it in the enclosed envelope promptly. The return of the enclosed proxy will not affect your right to vote in person at the Annual Meeting. The prompt return of your proxy will eliminate the need for further solicitation, with its attendant expense to the Company.




Bruce M. Crowell
Secretary

June____, 1999

                             EPL TECHNOLOGIES, INC.
                        2 International Plaza, Suite 245
                             Philadelphia, PA 19113


                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                            To Be Held July 30, 1999


     This Proxy Statement and the accompanying proxy are being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of EPL Technologies, Inc. (the "Company"), to be voted at its Annual Meeting of Shareholders (the "Annual Meeting") which will be held at 9:30 A.M. (local time) on July 30, 1999 at the Top of the Tower, 1717 Arch Street, Philadelphia, Pennsylvania and at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of the Annual Meeting. It is expected that this Proxy Statement, the foregoing notice and the enclosed proxy are to be first mailed to shareholders entitled to vote on or about June 30, 1999. Such mailing also includes the Company's Annual Report for the year ended December 31, 1998 ("1998") and its report on Form 10-Q for the quarter ended March 31, 1999. The Annual Report and such other materials are not to be considered a part of the Company's proxy solicitation materials.


                            PURPOSE OF ANNUAL MEETING

     At the Annual Meeting, shareholders will be asked: (i) to elect four directors to serve for the ensuing year and until their respective successors shall have been duly elected and qualified; (ii) to approve the issuance of certain shares of Common Stock upon conversion of Series D Convertible Preferred Stock (the "Series D Stock"); (iii) to approve an amendment to the preferences and rights of the Series D Stock; and (iv) to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board recommends a vote in favor of (i.e., "FOR") the four persons nominated to serve as directors and described in this Proxy Statement, "FOR" the issuance of certain shares of Common Stock upon conversion of Series D Stock, and "FOR" the amendment to the preferences and rights of the Series D Stock.


                            QUORUM AND VOTING RIGHTS

     The presence in person or by proxy of the holders of a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock, $0.001 par value per share (the "Common Stock") and the shares of Series A 10% Cumulative Convertible Preferred Stock, $1.00 par value per share (the "A Preferred Stock"), is necessary to constitute a quorum for consideration of the matters to be voted upon at the Annual Meeting.

     Only holders of record of shares of Common Stock and A Preferred Stock at the close of business on June 29, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were outstanding ___________ shares of the Company's Common Stock and 60,000 shares of A Preferred Stock. Each share of A Preferred Stock is convertible into 0.667 shares of Common Stock and holders of A Preferred Stock are entitled to one vote per share for each share of Common Stock into which such A Preferred Stock is convertible. Thus, as of the Record Date, there were a total of __________ votes entitled to be cast by holders of the Company's capital stock. The holders as of the Record Date of the Company's Common Stock and the A Preferred Stock will vote together as a class on all matters presented at the Annual Meeting.


                       VOTING AND SOLICITATION OF PROXIES

     A shareholder who submits a proxy may revoke it at any time before the proxy is exercised. A proxy may be revoked prior to exercise by (a) filing with the Company a written revocation of the proxy, (b) appearing at the Annual Meeting and casting a vote contrary to that indicated on the proxy or (c) submitting a duly executed proxy bearing a later date. Returning a signed proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. When a proxy is returned properly signed, the shares represented will be voted in accordance with the instructions provided therein. Broker non-votes will not be counted as votes cast and will have no effect on the results of a vote, although they will count towards the presence of a quorum. Abstentions will have the effect of a "no" vote, and will count towards the presence of quorum. In the absence of instructions, the shares represented at the Annual Meeting by proxy will be voted "FOR" the nominees of the Board in the election of directors, "FOR" the issuance of shares of Common Stock upon conversion of the Series D Stock and "FOR" the amendment to the preferences and rights of the Series D Stock.

     The expense of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone or facsimile by officers or other regular employees of the Company who will not receive any additional compensation for such efforts. The Company will reimburse reasonable expenses incurred by record holders of Common Stock or A Preferred Stock who are brokers, dealers, banks, voting trustees or other nominees for mailing proxy materials to any beneficial owners of such stock, upon request of such record holders.

                     VOTE REQUIRED FOR ELECTION OF DIRECTORS
                         AND APPROVAL OF OTHER PROPOSALS

     To be elected a director, a nominee for election must receive the favorable vote of a majority of the shares of Common Stock and A Preferred Stock (on an as-converted basis), voting together as a class, represented in person or by proxy at the Annual Meeting. Shareholders entitled to vote will not have cumulative voting rights. Approval of the proposals concerning the issuance of shares of Common Stock upon conversion of the Series D Stock and the amendment to the preferences and rights of the Series D Stock requires the favorable vote of a majority of the shares of Common Stock and A Preferred Stock (on an as-converted basis), voting together as a class, represented in person or by proxy and entitled to vote at the Annual Meeting.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     The Board of Directors, the size of which the Board sets from time to time at between three (3) and seven (7) members, currently consists of four (4) members: Paul L. Devine, Robert D. Mattei, A. S. Clausi and W. Ward Carey. The Board proposes that the four current directors, listed below as nominees, be re-elected as directors of the Company, to hold office until the next annual meeting of shareholders and until such director's successor is duly elected and qualified. The Board may determine to increase the size of the board hereafter. Each nominee has consented to be named as a nominee and, to the present knowledge of the Company, is willing to serve as a director, if elected. Should any of the nominees not remain a candidate at the end of the Annual Meeting (a situation which is not expected), proxies with respect to which no contrary direction is made will be voted in favor of those who remain as candidates and may be voted for substitute nominees.

     The nominees, their ages at the Record Date and certain other information about them is set forth below:

                                      Position(s) with
Name                     Age          the Company                Director Since
--------------------------------------------------------------------------------

Paul L. Devine           44         Chairman of the Board,            1992
                                    President and Chief
                                    Executive Officer

Robert D. Mattei         60         Director                          1988

A. S. Clausi             77         Director                          1998

W. Ward Carey            61         Director                          1999

     Paul L. Devine - Mr. Devine was appointed Chairman, President and Chief Executive Officer of the Company in March 1992. From 1989 to 1992, Mr. Devine was involved as a business consultant in the identification and targeting of acquisitions for various public companies. During this time, he also served as a director and chief executive officer of various companies, including three United Kingdom (U.K.) subsidiaries of Abbey Home Healthcare, Inc., a U.S. public health care group. He is a graduate of London University and holds Bachelors and Masters degrees in curriculum research. Throughout his business career, he has been intimately involved in the design and implementation of new product strategies, both in financial services and health/hygiene services.

     Robert D. Mattei - Mr. Mattei is an investor and entrepreneur. Mr. Mattei has been self-employed in various aspects of the food service industry for over 20 years. As a restaurateur, Mr. Mattei has developed, operated and sold many successful operations. Mr. Mattei currently owns three restaurants and acts as an industry consultant, involved primarily in the development of restaurant concepts. Mr. Mattei has been a member of the Board of the Company since February 1988, was Secretary of the Company from February 1988 to March 1993 and is also a member of the Audit, Compensation and 1994 Stock Incentive Plan Administrative Committees of the Board of Directors.

     A. S. Clausi - Mr. Clausi was elected to the Board of Directors in March 1998. For more than five years, Mr. Clausi has served as a consultant and adviser to the food industry. He was Senior Vice President and Chief Research Officer of General Foods Corporation worldwide, prior to his retirement. Mr. Clausi is a past President of the Institute of Food Technologists (IFT), past Chairman of the IFT Foundation and past Chairman of the Food Safety Council. He has a chemistry degree from Brooklyn College and has done graduate work at Stevens Institute of Technology. Mr. Clausi is the holder of 13 patents, has authored chapters in food technology texts and has delivered numerous papers on various aspects of the management of food science and technology. Mr. Clausi is currently a director of Opta Food Ingredients, Inc. and also serves as a member of the Technical Advisory Board of Goodman Fielder, Ltd. He served on the Technical Advisory Board of Martek Biosciences, Inc. from 1990 to 1997. Mr. Clausi also serves as a director and a member of Technical Advisory Boards of a number of private companies as well as being a member of the Audit, Compensation and 1994 Stock Incentive Plan Administrative Committees of the Board of Directors.

     W. Ward Carey - Mr. Carey was elected to the Board of Directors in January 1999. He is currently Senior Vice President - Investments at PaineWebber Incorporated in New York. Prior to joining PaineWebber in 1993, he served as an Executive Vice President and Director of Bessemer Trust Company of Florida. He previously served as President, Chairman and Chief Executive Officer of Tucker Anthony in New York and Chairman of the Executive Committee of Sutro and Company in San Francisco. He has almost 40 years of senior level experience in the investment and investment banking fields.

Meetings and Committees of the Board of Directors

     The Board held seven meetings during 1998 and also acted by unanimous written consent. The Board currently has an Audit Committee, a Compensation Committee and the 1994 Stock Incentive Plan ("1994 Plan") Administration Committee, but does not have a nominating committee. During 1998, the Audit, Compensation and 1994 Plan Administration Committees were comprised of Mr. Mattei and a former director, Mr. Ronald W. Cantwell, together with Mr A. S. Clausi subsequent to his appointment in March 1998. Following Mr. Cantwell's resignation from the Board in May 1998, the Audit, Compensation and 1994 Plan Committees were comprised of Mr. Mattei and Mr. Clausi. The board as a whole serves as the administrative committee for the 1998 Stock Incentive Plan ("1998 Plan"). The Audit Committee met once, the Compensation Committee met once and the 1994 Plan Administration Committee held two meetings in 1998. The 1998 Plan Administrative Committee did not meet in 1998. Each incumbent director who served on the Board during the full 1998 fiscal year attended over 75% of the aggregate number of meetings of the Board and of the committees on which and during the periods in which such director served.

     The Audit Committee has authority to recommend the appointment of the Company's independent auditors and review the results and scope of audits, internal accounting controls and tax and other accounting-related matters. The Compensation Committee sets compensation policies applicable to executive officers and approves salaries, bonuses and other compensation matters for executive officers of the Company. The 1994 Plan Administrative Committee administers the 1994 Plan and the Board as a whole administers the 1998 Plan, together with the Company's 1993 NonQualified Stock Option Plan.

Compensation of Directors

     With the exception of Mr. Devine in his capacity as an officer of the Company, no cash compensation was paid to any director of the Company during the year ended December 31, 1998. In May 1998, in accordance with the terms of the Company's 1994 Plan, Robert D. Mattei, A. S. Clausi and former director Ronald
W. Cantwell were each granted an option to acquire 7,500, 625 and 7,500 shares respectively of Common Stock at an exercise price of $12.875 per share, for their services as members of the Audit and Compensation Committees. In May 1999, Mr. Mattei, Mr. Clausi and Mr. Carey were each granted an option to acquire 7,500, 7,500 and 1,875 shares of Common Stock at an exercise price of $3.875 per share for their services as members of such committees. In June 1999, in accordance with the terms of the Company's 1998 Plan, Mr. Mattei, Mr. Clausi and Mr. Carey were each granted an option to acquire 7,500, 7,500 and 3,125 shares of Common Stock respectively at an Exercise Price per share of 110% of the market price on June 25, 1999 for their servicers as members of such committees. These options are exercisable for five-year terms and have exercise prices equal to the fair market value of such shares on the date of grant.

     In addition, in March 1999, Mr. Carey and Mr. Clausi were both granted an option to acquire 50,000 shares of Common Stock each, at an exercise price of $4.6063 per share. These options, which were granted under the 1998 Plan, are exercisable for ten-year terms and have exercise prices at 110% of the closing market price on the date of grant.

     The Board of Directors recommends that the shareholders vote "FOR" the nominees presented.

           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information, as of the Record Date, regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1933, as amended) of (i) each director, (ii) each of the executive officers named in the summary compensation table, (iii) all executive officers and directors of the Company as a group and (iv) each person known to the Company to be a beneficial owner of more than 5% of the Company's outstanding Common Stock. The table also sets forth certain information as of the Record Date regarding beneficial ownership of the Company's Series A Preferred Stock, each share of which is convertible into Common Stock and is entitled to the number of votes equal to the number of whole shares of Common Stock into which each such share is convertible. The Convertible Series D Preferred Stock is not a class of voting securities. Except as set forth below, the shareholders named below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.


COMMON STOCK                             Shares                 Percent
                                      Beneficially                of
Name of Beneficial Owner                Owned (1)                Common
--------------------------------------------------------------------------------

Lancer Partners, L.P.                1,788,505(2)                15.02%

Trilon Dominion Partners, L.L.C.     1,120,000(3)                 9.41%

Paul L. Devine                         370,416                    3.11%

Robert D. Mattei                       199,483(4)                 1.67%

Al Clausi                                    0                       *

W. Ward Carey                           15,300(5)                    *

Bruce Crowell                            6,500                       *

William R. Romig                        17,500(6)                    *

Antony E. Kendall                        1,000                       *

Timothy B. Owen                         57,000(7)                    *

Directors and executive officers
  as a group (10 persons)              692,449(8)                 5.77%

Total number of shares              11,905,509                  100.00%
 outstanding - common

Shares of common stock
 issuable upon conversion of
 Series A Preferred                     40,000(11)                   *

     *    Less than one percent.

(1) Unissued shares of Common Stock of each owner subject to currently exercisable options or other rights to acquire securities exercisable within 60 days of the date hereof are included in the totals listed and are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Specifically, out of money options are not included in this ownership table. The effect of this calculation is to increase the stated total ownership percentage currently controlled. Information in the table is based solely upon information contained in current filings with the Securities and Exchange Commission, pursuant to sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, as of the mailing date of this Proxy Statement, and the records of the Company.

(2) Includes shares of Common Stock held by funds other than Lancer Partners, L.P., but which are commonly managed in a group that includes Lancer Partners, L.P. The address for Lancer Partners, L.P. is 375 Park Avenue, Suite 2006, New York, NY 10017.

(3) The address for Trilon Dominion Partners, L.L.C. is Two Greenwich Plaza, Suite 100, Greenwich, CT 06830.

(4) Includes 7,500 shares of Common Stock that may be acquired by exercising currently vested and exercisable options to acquire shares of Common Stock and 10,000 shares of Common Stock owned by Mr. Mattei's wife, as to which he disclaims beneficial ownership.

(5) Includes 5,000 shares of Common Stock owned by Mr. Carey's wife, as to which he disclaims beneficial ownership.

(6) Amount shown represents only shares of Common Stock that may be acquired by exercising currently vested and exercisable options.

(7) Includes 37,500 shares of Common Stock that may be acquired by exercising currently vested and exercisable options.

(8) Includes 87,500 shares of Common Stock that may be acquired by exercising currently vested and exercisable options.

(11) As of the record date there were a total of 60,000 shares of Series A Preferred Stock outstanding, beneficially held as follows: 50,000 or 83.34% held by Dr. Joe Cherry, whose address is 320 Cardinal Heights, Dadeville, AL; 5,000 or 8.33% held by J. Matthew Dalton, whose address is 1232 W. George Street, Chicago, IL 60657; and 5,000 or 8.33% held by Verne Scazzero, whose address is 1414 South Priarie Av., Chicago, IL 60605.

                             EXECUTIVE COMPENSATION

     The following table sets forth the aggregate compensation (cash and non-cash, plan and non-plan) paid by the Company during 1998 for services rendered in all capacities to the Chief Executive Officer and each of the other four most highly compensated executive officers (collectively "Named Executive Officers").

                                                                                 Long-Term Compensation
                                                                                 ----------------------
                                                   Annual Compensation           Awards              Payouts
                                                   -------------------           ---------------------------
                                                                                                             All
                                                                        Restricted                          Other
                                                              Other        Stock      Options/     LTIPC   Compen-
   Name and                         Salary       Bonus    Compensation   Award(s)       SARs      Payouts  sation
Principal Position          Year      ($)         ($)          ($)          ($)          (#)        ($)      ($)
----------------------------------------------------------------------------------------------------------------

Paul L. Devine             1998    275,000          0        2,872             0            0          0       0
   Chairman, President     1997    225,000    225,000            0             0      100,000          0       0
   and Chief Executive     1996    225,000    210,978            0             0      250,000          0       0
   Officer

Jose Saenz de Santa Maria  1998    133,600     13,360       25,593(1)          0       52,500          0       0
   Managing Director       1997          0          0       32,895(1)          0            0          0       0
   Fabbri Artes Graficas   1996          0          0            0             0            0          0       0
   Valencia S.A.

Bruce M. Crowell           1998    157,500          0            0             0      100,000          0       0
   Vice President          1997          0          0            0             0            0          0       0
   Chief Financial Officer 1996          0          0            0             0            0          0       0

Antony E. Kendall          1998    137,423          0       12,788(2)          0       20,000          0       0
   Chief Executive         1997    125,470      8,200       13,089(2)          0       25,000          0       0
   EPL Flexible            1996     47,839          0        2,470(2)          0       50,000          0       0
   Packaging Ltd

William R. Romig           1998    120,000          0            0             0            0          0       0
   Senior Vice President,  1997    105,750     14,075        1,634             0       75,000          0       0
   Science & Technology    1996     94,089      5,000            0             0       87,500          0       0

Timothy B. Owen            1998    120,000          0            0             0            0          0       0
   Treasurer               1997    105,000     40,000            0             0       50,000          0       0
                           1996     90,000      5,000            0             0       57,500          0       0


     (1) assumes an exchange rate of $1:PTS149.70 for 1998 and $1: PTS152.10 for 1997.

     (2)  assumes an exchange rate of (pound)1:$1.65.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options made by the Company during 1998 to each of the Named Executive Officers.


                                                  Individual Grants
                             ------------------------------------------------------
                                                % of                                  Potential Realizable Value at
                               Shares       Total Options                                 Assumed Annual Rates of
                             Underlying      Granted to                                Stock Price Appreciation for
                               Options      Employees in   Exercise      Expiration       Option Term(5 Years)(1)
                                                                                      ------------------------------
Name                           Granted       Fiscal Year    Price           Date       0%           5%         10%
--------------------------------------------------------------------------------------------------------------------

Paul L. Devine                      -              -            -               -       -             -           -
Jose Saenz de Santa Maria      17,500           4.41        14.00      01/09/2003       0             0           0
Jose Saenz de Santa Maria      27,500           8.82        5.625      01/09/2003       0             0           0
Bruce Crowell                 100,000          25.21       11.125      03/10/2003       0             0           0
Antony E. Kendall              20,000           5.04        5.625      09/29/2003       0             0           0
Timothy B. Owen                     -              -            -               -       -             -           -
William R. Romig                    -              -            -               -       -             -           -

(1) The dollar amounts under these columns are the result of calculations at 0%, 5% and 10% annual growth rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock. All such options were granted pursuant to the 1994 Plan.


                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                    YEAR AND FISCAL YEAR-END OPTION VALUES(1)

     The following table sets forth certain information concerning exercises by Named Executive Officers of options to purchase Common Stock during the year ended December 31, 1998 and the value of unexercised stock options held by Named Executive Officers as of such date.


                                                                Number of Securities   Value of Unexercised
                                                             Underlying Unexercised        In-the-Money
                                                                    Options                Options at
                                                               at December 31, 1998    December 31, 1998(2)
                           Shares                             ----------------------------------------------
                          Acquired          Value                             Unexer-                Unexer-
Name                     on Exercise     Realized($)          Exercisable     cisable  Exercisable   cisable
-------------------------------------------------------------------------------------------------------------
Paul L. Devine                0                0                 400,000         0       $37,500        0
Jose Saenz de Santa Maria     0                0                  45,000         0             0        0
Bruce Crowell             5,000(1)         5,625                  95,000         0             0        0
Antony E. Kendall             0                0                  95,000         0             0        0
William R. Romig              0                0                 180,000         0        21,875        0
Timothy B. Owen               0                0                 170,000         0        65,625        0

(1) None of the shares underlying the exercised options had been sold as at December 31, 1998.

(2) The fair market value of the "in-the-money" options was calculated on the basis of the difference between the exercise price of the options held and the closing price of a share of common stock on the Nasdaq National Market, on December 31, 1998, multiplied by the number of options held. At December 31, 1998, the closing price of a share of Common Stock on the Nasdaq National Market was $4.75.

Employment and Consulting Contracts

     Mr. Devine and the Company are parties to an employment agreement dated as of January 1, 1997 which provides that Mr. Devine is to serve as the Company's Chairman of the Board, President and Chief Executive Officer. The agreement provides for a rolling three year term. The Agreement provides for a base salary to be fixed by the Board which, as of January 1, 1997, was $275,000 per year. Pursuant to the agreement the Company will maintain life insurance on Mr. Devine's life with a face amount equal to at least $1,000,000, for which Mr. Devine may designate a beneficiary. Under the agreement Mr. Devine also will be entitled to receive a retirement benefit if he remains continuously employed (as defined) by the Company until age fifty. Generally, if Mr. Devine retires at age 65, the retirement benefit to be received annually will be equal to 50% of his average annual base salary and bonus during the final three years of his employment (less benefits from any other defined benefit pension plan of the Company). The percentage of Mr. Devine's average annual base salary and bonus will be reduced or increased by 6% for each year by which Mr. Devine retires and elects to have such retirement benefit commence earlier or later than his 65th birthday. The agreement further provides that Mr. Devine is entitled to participate in all benefit plans and arrangements of the Company and may also receive bonuses, if any, as determined by the Board of Directors. The agreement also provides certain disability and death benefits to Mr. Devine, as well as severance payments approximately equal to Mr. Devine's average salary and bonus for the previous three years, to continue for three years if Mr. Devine is terminated under certain conditions. Additionally, Mr. Devine is entitled to receive a payment of slightly less than three times his "base amount" (as defined in the Internal Revenue Code of 1986) in the event of a "change of control" of the Company (as defined in the agreement). This agreement also contains certain customary provisions regarding confidentiality and non-competition.

     The Company, through Fabbri Artes Graficas Valencia S.A. ("Fabbri"), entered into an employment agreement with Mr. Saenz de Santa Maria commencing on May 1, 1998, which provides that Mr. Saenz de Santa Maria is to serve as managing director of Fabbri. The agreement provides for an annual salary of PTS20,000,000 ($133,000 at an exchange rate of $1:PTS150), which salary is reviewable on January 1 annually, together with customary benefits, such as vacation and the provision of an automobile. A bonus is also payable upon the achievement of certain performance targets, as agreed on an annual basis. The contract may be terminated by either side upon six months' notice. The agreement also contains certain customary provisions regarding confidentiality and non-competition.

     The Company entered into an employment agreement with Mr. Crowell effective February 18, 1998, under which Mr. Crowell will serve as Vice President and Chief Financial Officer. The contract has an initial term of two years with annual renewal terms thereafter. Either party may terminate the agreement upon four weeks notice. If the Company terminates Mr. Crowell's employment without cause, or the initial or any renewal term expires without being renewed, Mr. Crowell will receive an amount paid in monthly installments, equal to his annual base salary (and bonus, if any) earned in the previous twelve months. The initial annual salary is $180,000, with a bonus of up to 35% of the salary based upon the achievement of agreed-upon objectives. In addition to customary provisions on vacation and healthcare coverage, the agreement also provides for relocation expenses. The agreement further provides that, in the event of a termination of employment by either party due to a change in control (as defined in the agreement), Mr. Crowell would receive a total payment equal to twice his annual salary plus a bonus equal to his average bonus earned over the previous twelve months. The agreement also contains certain customary provisions regarding confidentiality and non-competition. Mr. Crowell was also awarded options to purchase 100,000 shares of Common Stock, which vested on the date of the agreement.

     The Company, through Bakery Packaging Services Limited (now known as EPL Flexible Packaging Limited ("EPL Flexible")), entered into an employment agreement with Mr. Kendall commencing on August 1, 1996, which provides that Mr. Kendall is to serve as Chief Executive Officer of EPL Flexible. The agreement originally provided for an annual salary of (pound)70,000 ($115,000 at an exchange rate of (pound)1:$1.65), which salary is reviewable on January 1 annually and has been increased to (pound)83,000 ($137,000 at an exchange rate of (pound)1:$1.65) as of July 1, 1997, together with customary benefits, such as vacation, the provision of an automobile, healthcare coverage and contributions into a defined contribution pension scheme. A bonus is also payable upon the achievement of certain performance targets, as agreed on an annual basis. The contract may be terminated by either side upon six months' notice. The agreement also contains certain customary provisions regarding confidentiality and non-competition.

     Effective January 1, 1998, the Company entered into a new employment agreement with Dr. Romig, which runs for an initial term of two years, with annual renewal terms thereafter. Either party may terminate the contract upon six months' notice. The initial annual salary is $120,000, with a bonus of up to 25% of the salary based upon the achievement of agreed-upon objectives. In addition to the customary provisions on vacation and healthcare coverage, the agreement also provides that, in the event of a termination of employment by either party due to a change in control (as defined in the agreement), Dr. Romig would receive a total payment equal to twice his annual salary plus a bonus equal to his average bonus earned over the previous twelve months. The agreement also contains certain customary provisions regarding confidentiality and non-competition.

Stock Incentive Plans

     The Company's 1994 Stock Incentive Plan was adopted by the shareholders on July 21, 1994, and modified by the shareholders to increase the shares issuable thereunder and to make certain other changes on July 22, 1996, and again on July 21, 1997 (as so modified, the "1994 Plan"). The Company's 1998 Stock Incentive Plan, as amended and restated ( the "1998 Plan"), was adopted by the Company's shareholders on September 29, 1998. The 1994 Plan and the 1998 Plan are intended to provide additional incentive to certain employees, certain consultants or advisors and non-employee members of the Board of Directors to enter into or remain in the employ of the Company or to serve on the Board of Directors by providing them with an additional opportunity to increase their proprietary interest in the Company and to align their interests with those of the Company's shareholders generally through the receipt of options to purchase Common Stock that have been structured to comply with the applicable provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, and Rule 16b-3 thereunder. The 1994 Plan and the 1998 Plan provide for the grant of incentive stock options within the meaning of the Internal Revenue Code of 1986, as amended, and non-qualified stock options and the award of shares of Common Stock. The particular terms of each option grant or stock award are set forth in a separate agreement between the Company and the optionee or award recipient. The 1994 Plan was administered by the administration committees appointed by the Board of Directors, which are currently comprised of Robert D. Mattei and Adolph
S. Clausi. The 1998 Plan is administered by the Board as a whole. The committees generally have the discretion to determine the number of shares subject to each award, and other applicable terms and conditions, including a grant's vesting schedule. The term of an option granted under the 1994 Plan may not be more than five years from the grant date and options generally terminate three months after an optionee ceases to be employed by the Company (twelve months in the case of death or disability). The 1994 Plan provides that no option may be granted under it after May 4, 1999.

Under the 1998 Plan, 850,000 shares of Common Stock are reserved for issuance. No options under the 1998 Plan had been awarded as of December 31, 1998. The terms of the 1998 Plan are substantially similar to those of the 1994 Plan, except that (i) the minimum exercise price for options granted under the 1998 Plan to executives, officers and employee directors of the Company that were serving as of September 29, 1998, is $14.00 per share, (ii) all options granted under the 1998 Plan must be granted at a premium to the market price of the Common Stock at the time of grant, (iii) options granted under the 1998 Plan cannot be repriced without shareholder approval and (iv) the term of an option may not be more than ten years from the grant date. In addition, the 1998 Plan provides for the automatic grant to each non-employee director of the Company of options to purchase 7,500 shares of Common Stock on June 25, 1999 and on each June 25 thereafter during the term of the 1998 Plan. The 1998 Plan provides that no option may be granted under it after June 25, 2008.

Compensation Committee Interlocks and Insider Participation

     The members of the Company's Compensation Committee during fiscal 1998 were Mr. Mattei, who served for the entire year, Mr. Cantwell, who served until his resignation in May 1998, and Mr. Clausi who was elected to the committee in March 1998. Mr. Cantwell, a former director of the Company, is the President of Trilon Dominion Partners LLC ("Trilon"), a major shareholder of the Company, and President of VC Holdings, the sole managing member of Trilon. None of Mr. Mattei, Mr. Cantwell or Mr. Clausi were officers or employees of the Company or any of its subsidiaries during 1998. Mr. Mattei was Secretary of the Company from February 1988 to March 1993. Except as disclosed under "Item 13 - Certain Transactions," none of the members of the Compensation Committee nor any of their affiliates entered into any transactions with the Company during 1998.


Compensation Committee Report on Executive Compensation

     The Compensation Committee sets compensation policies applicable to executive officers and has the authority to approve salaries and bonuses and other compensation matters for the Company's executive officers. The Committee reviews the overall performance of the Company and its executive officers based on the Company's financial and operating performance. The Committee's compensation policy generally reflects the basic principles that compensation should reflect the financial performance of the Company and a portion of an executive officer's compensation should provide long-term incentives that will tie long-term rewards for the executive officers to increases in shareholder value. Company philosophy regarding base salary is to maintain it at a competitive level sufficient to recruit individuals possessing the skills necessary to achieve the Company's vision and mission over the long term. The Committee monitors salary levels for comparable executives. The Committee, in its discretion, may award bonuses to employees, based on Company performance and each employee's performance goals. The intent of a bonus is to motivate and reward performance of employees measured against specific goals and in light of the competitive compensation practices of comparable companies. The goals vary with each employee's responsibilities rather than being fixed by reference to overall measures of Company performance. Finally, stock options are viewed as a fundamental element in the total compensation program and, in keeping with the Company's basic philosophy, emphasize long term Company performance as measured by the creation and enhancement of shareholder value, fostering a community of interest between shareholders and employees. The specific determination of the number of options to be granted, however, is not based upon any specific criteria. Although options may be granted at any price, options generally have been granted at the fair market value of the underlying shares on the date of grant. The Committee also relies on recommendations of management regarding option grants. The compensation for the Company's Chief Executive Officer is based on the salary required by the terms of the Company's employment agreement for the Chief Executive Officer and, with respect to any discretionary bonus the Committee may award, among other factors, his ability to obtain necessary financing to fund the Company's operations, expand sales growth opportunities, integrate various operations and continue to guide the Company in its role in servicing the fresh-cut produce industry as the same may expand. In evaluating the performance of the Company's executive officers, including the Chief

Executive Officer, the Committee noted that the Company's 1998 sales increased by 65% from $19,953,000 in 1997 to $32,978,000, total assets grew from
$26,200,000 to $29,772,000, the Company had completed a public offering underwritten by Prudential Securities, which had (i) facilitated the orderly disposal of the majority of the holding of Trilon Dominion LLC,(ii) raised further funds for the Company, (iii) resulted in analyst coverage for the Company, (iv) raised the Company's corporate profile and (v) allowed the Company to progress to the Nasdaq National Market, the Company executed a twenty-year exclusive trademark sublicense agreement (subject to extension) with The Sholl Group for the use of the Green Giant(R) Fresh brand on fresh-cut corn products, the Company entered into a joint venture with American National Can to market flexible packaging systems for the fresh produce market in the US, built a new state-of-the-art fresh corn processing facility in Camarillo, California, which was approved by The Sholl Group, on behalf of the Pillsbury Company, and relocated its existing west coast corn and potato processing activities there, and that the Company had further developed its strategic alliance with Farmington Fresh to license its Apple Fresh(R) processing aids in connection with the production by Farmington Fresh of certain varieties of fresh-cut sliced apples. In addition, during 1998 the Company received confirmation of patent approval for technologies designed to (i) eliminate the use of ice in shipping boxes of processed broccoli and (ii) inhibit the enzymatic browning of fresh whole peeled potatoes. In addition, US patent protection has been obtained during 1998 for a processing technology developed by the Company in collaboration with Penn State University for use on freshly harvested mushrooms. The satisfaction of certain performance criteria and qualitative criteria, considered from time to time by the Committee, without any formulae or strict industry comparisons, including, management skills and leadership ability, are the bases upon which the Committee evaluates compensation decisions for the Company's executive officers, including the Chief Executive Officer.


Qualifying Executive Compensation for Deductibility under Applicable Provisions of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that a publicly held corporation generally may not deduct compensation for its chief executive officer or for each of certain other executive officers to the extent that such compensation exceeds $1,000,000 for the executive or does not qualify as a "performance based" compensation arrangement. The Committee currently intends to consider taking such actions as may be appropriate to qualify compensation received by such executives upon exercise of options granted under the Company's stock option plans for deductibility under Section 162(m), although it has not done so in the past. The Committee notes that base salary and bonus levels are currently expected to remain below the $1,000,000 limitation.

This report is furnished by the Compensation Committee of the Board of Directors June 17, 1999

                  Robert D. Mattei
                  A. S. Clausi

                             STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in cumulative total stockholder return on the Common Stock since December 30, 1995 to December 31, 1998 (comparing the difference between the price of the Common Stock at the beginning and end of the measurement period)with the cumulative total return on the Nasdaq Composite (US) Index and the Nasdaq Industrial Index over the same period. The comparison assumes $100 was invested on December 31, 1995 in the Common Stock and in each of the indices and assumes reinvestment of dividends, if any, from that date to December 31, 1998. The Company has not paid cash dividends on the Common Stock. Historic stock prices are not indicative of future stock price performance. (1)



                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
Total Return Analysis       12/31/95     12/31/96      12/31/97        12/31/98
--------------------------------------------------------------------------------
EPL Technologies, Inc.      $100.00       $156.45       $158.06          $61.29
--------------------------------------------------------------------------------
Nasdaq Non-Financial        $100.00       $121.49       $142.54         $208.77
--------------------------------------------------------------------------------
Nasdaq Composite (US)       $100.00       $122.97       $150.86         $212.08
--------------------------------------------------------------------------------

(1) Since May 1998, the Common Stock has traded on the Nasdaq Stock Market's National Market. Prior to this, from July 1996 to May 1998, the Common Stock traded on the Nasdaq Stock Market's SmallCap Market. From September 1995 to July 1996, the Common Stock traded on the National Association of Securities Dealers "bulletin board." Prior to September 1995, the Common Stock traded on the National Quotation Bureau "pink sheets."

     This Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act and is not to be deemed to be soliciting material.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 15, 1998 the Company completed the public offering of 2,400,000 shares of its common stock (the "Offering"), of which 809,097 shares were sold by the Company and 1,590,903 were sold by Trilon. In connection with the Offering, Trilon converted 1,933,000 shares of the Company's Series A Stock into 1,288,667 shares of common stock, leaving 90,000 shares of Series A Stock issued and outstanding as at June 30, 1998. The Offering price was $10.00 per share of common stock. The Company and Trilon agreed to apportion the expenses of the Offering, Trilon paying $1,011,000 and the Company paying $1,420,000. The Company and Trilon also have agreed to indemnify each other from certain liabilities in connection with the Offering, including liabilities under the Securities Act.

     Mr. Cantwell, a former director of the Company, is the President of Trilon and President of VC Holdings, the sole managing member of Trilon.

     In March 1999, Paul L. Devine, the Company's Chairman and Chief Executive Officer, agreed to extend to the Company on a short term basis a revolving credit facility in an amount of up to $500,000, of which $475,000 is outstanding as of the date of this Proxy Statement. The Company's obligations under this facility are unsecured, and amounts outstanding thereunder bear interest at a rate of nine percent (9%) per annum and are due on the earlier to occur of (a) demand for payment and (b) June 30, 1999. The Company has agreed to pay all reasonable out-of-pocket expenses incurred by Mr. Devine in connection with advancing funds to the Company under this facility.

     The Company from time to time has granted to certain of its non-employee directors a number of options to purchase shares of Common Stock upon the initial election of such director to the Company's Board of Directors to provide incentive for a high level of dedication in the future and to align the interests of such directors with the interests of the Company's shareholders. On March 26, 1999, the Company granted, under the 1998 Plan, to each of Al S. Clausi and W. Ward Carey options to purchase 50,000 shares of Common Stock at $4.6063, an exercise price which represents 110% of the closing price of the Common Stock on the date of grant. Such options were fully vested as of the date of grant.

                   PROPOSAL NO. 2 - TO APPROVE THE ISSUANCE OF
                CERTAIN SHARES OF COMMON STOCK UPON CONVERSION OF
                      SERIES D CONVERTIBLE PREFERRED STOCK

     At the Annual Meeting you will be asked to approve the issuance of shares of the Company's Common Stock required to be issued upon the conversion of the Company's Series D Stock. The total number of shares of Common Stock that may be issued upon the conversion of all of the Series D Stock is unknown because the conversion price of the Series D Stock is based on the prevailing market price of the Common Stock at the time of conversion.

Background

     In November 1997, the Company issued 12,500 shares of Series D Stock. The Series D Stock carries the option to convert into shares of Common Stock at a variable rate, based on the stated value ($1,000) divided by 94% of the prevailing market price of the Common Stock at the time of conversion, as calculated based on the lowest five-day average closing bid price per share of Common Stock during a specified time period, and subject to certain limitations. The terms of the Series D Stock limit the number of shares of Common Stock into which the Series D Stock is convertible to 19.99% of the Company's outstanding Common Stock at the conversion date if the Company has not obtained approval of the Company's shareholders for that issuance of Common Stock. The Series D Stock also contains a provision whereby the stated value of the Series D Stock is to increase by 4% per annum, accruing from the date of issuance until conversion. As at March 31, 1999, 1,600 of these shares had been converted, leaving 10,900 outstanding.

     The Board of Directors authorized the sale of the Series D Stock in order to raise proceeds which were applied principally towards corporate development, including the acquisition of Fabbri Artes Graficas Valencia SA. The terms of the Series D Stock are discussed in Note 9 to the Company's Consolidated Financial Statements, which are included in the Annual Report on Form 10-K enclosed with this proxy statement. Copies of the relevant documents for the issuance of the Series D Stock were filed as exhibits to the Company's Report on Form 10-Q for the period ended September 30, 1997.

Nasdaq Rule 4460

     Rule 4460 of the Nasdaq Stock Market sets forth certain corporate governance standards for issuers, such as the Company, whose securities are listed on the Nasdaq National Market. Rule 4460 requires, among other things, that the Company obtain shareholder approval for the sale or issuance of a number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, such as the Series D Stock) equal to or in excess of 20% of the number of shares of Common Stock outstanding prior to such issuance if such issuance is for a purchase price which is less than the greater of the book or market value of the shares of Common Stock.

     On the date the Series D Stock was issued (the "Series D Closing Date), there were 8,978,150 shares of Common Stock outstanding and one share less than 20% of such number of shares is 1,795,629. The Series D stock, plus 4% per annum accretion on the stated value, have been converted into 415,133 shares of Common Stock, leaving 1,380,496 shares of Common Stock available for issuance upon conversion of the balance of the Series D Stock in compliance with Rule 4460 at the time of issuance of the Series D Stock. As of June 18, 1999 the total number of shares of the Company's Common Stock into which the 10,900 outstanding shares of Series D Stock were convertible was 3,290,438 shares, which would have represented 21.64% of the total number of shares of Common Stock then outstanding on that date. Given the initial conversion price of the Series D Stock, the Company was not required to obtain shareholder approval for the issuance of the Series D Stock. However, the conversion right of the investors was structured so that at any time a conversion would comply with Rule 4460 and therefore shareholder approval is now required.

     Accordingly, the rights of the Series D Stock provide that if on any conversion date the conversion of all the outstanding Series D Stock, together with all shares of Common Stock previously issued upon conversion of the Series D Stock, would require the issuance of a number of shares of Common Stock equal to or in excess of 20% of the number of shares of Common Stock outstanding on the Series D Stock Closing Date, the Company is required, at its option, either to redeem all of such holder's unconverted Series D Stock (at 115% of the stated value as increased for the 4% per annum accretion amount) or, after obtaining shareholder approval, to convert such Series D Stock into shares of Common Stock.

     Because the redemption amount depends on the date on which the Company pays the redemption amount in full and such date is not known, the Company cannot determine at this time the amount it may have to pay to redeem any such outstanding Series D Stock. Were it to use any of its available liquidity to redeem any such Series D Stock, the Company would diminish its cash position, depriving itself of necessary resources for ongoing operations and future development. If the Company had redeemed the remaining Series D Stock on June 18, 1999, the Company would have paid the remaining investors approximately $11,599,000.

Reasons for the Proposal and vote required

     The Board of Directors of the Company believes that the redemption of any of the Series D Stock has the potential to severely diminish the Company's existing working capital. Alternatively, if the Company does not obtain shareholder approval necessary to issue the shares in excess of the limits of Rule 4460, and the Company nevertheless issues such shares, the Company could be delisted from the Nasdaq National Market. The Board of Directors believes that the potential adverse consequences of a failure of the shareholders to approve this proposal far outweigh the possible dilutive effect of approval of the proposal. Therefore, in order to protect the Company's working capital and preserve the liquidity of the investment of its shareholders in the shares of Common Stock, the Board of Directors has determined that approving under Rule 4460 the issuance to the investors of 20% or more of the outstanding shares of Common Stock at less than the greater of market or book value required to be issued upon the conversion of all of the outstanding Series D Stock is advisable and in the best interest of the Company and its shareholders.

     The affirmative vote of the holders of a majority of the votes cast by the shareholders at the Annual Meeting, in person or by proxy, is required for the approval of the issuance pursuant to Rule 4460 of the shares of Common Stock required to be issued.

     The Board of Directors recommends that the shareholders vote "FOR" the adoption of this proposal.

                   PROPOSAL NO. 3 - TO APPROVE AN AMENDMENT TO
           THE PREFERENCES AND RIGHTS OF THE SERIES D PREFERRED STOCK

     At the Annual Meeting, you will be asked to vote to approve an amendment to the preferences and rights of the Company's Series D Stock. The Company previously filed with the Colorado Secretary of State a Certificate of Designation, Number, Voting Powers, Preferences and Rights of the Series of the Preferred Stock of the Company to Be Designated as Series D Convertible Preferred Stock. That Certificate amended, and became a part of, the Company's Articles of Incorporation and therefore the Company's shareholders must approve any changes to the preferences and rights of the Series D Stock. The Board approved the amendment on ____________, 1999 and the holders of the Series D Stock approved the amendment on _________________, 1999.

Reasons for the Proposal and vote required

     The Company currently is required to classify the Series D Stock separately from stockholders equity on the Company's balance sheet because the preferences and rights of the Series D Stock contain provisions that result in mandatory redemption of the Series D Stock upon the occurrence of certain events beyond the Company's control. The Board believes it is in the best interests of the Company to amend the rights and preferences to permit us to reclassify the Series D Stock with other stockholder's equity. Additionally, if the Series D Stock is not reclassified as equity on the Company's balance sheet, the Company may be unable to satisfy the net tangible asset requirement of the Nasdaq Stock Market for companies' whose securities are listed on the Nasdaq National Market. The Company has received a letter from the Nasdaq Stock Market informing the Company that the Company may be delisted from the Nasdaq National Market because they consider the Series D Stock as part of total liabilities in their calculation of net tangible assets as opposed to equity and the Company therefore may not satisfy the Nasdaq National Market net tangible asset requirement.

     The preferences and rights of the Series D Stock currently provide that in the event that the Company shall fail to maintain the listing of its Common Stock on the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange and such failure shall remain uncured for at least ten days then at the option of one or more holders of the then outstanding shares of Series D Stock may require the Company to redeem those holders' shares of Series D Stock in accordance with the terms of the preferences and rights of the Series D Stock. The preferences and rights of the Series D Stock also provide that the Company must automatically redeem the shares of Series D Stock if (i) the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed; or (ii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company and shall be unstayed for a period of 45 days. The amendment to the preferences and rights of the Series D Stock will delete the provisions requiring the redemption of the Series D Stock in the above-referenced events.

     The amendment to the preferences and rights of the Series D Stock will also permit the owners of the Series D Stock to convert their shares into Common Stock at a conversion price equal to 82% of the average of the closing bid prices of the Company's Common Stock for any five consecutive trading days in the 25 trading day period ending one trading day prior to the conversion date of the Series D Stock in the event that the Common Stock is no longer listed on the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange, or the American Stock Exchange and the Company has not cured such failure within at least ten days.

     If the amendment to the rights and preferences of the Series D Stock is approved by the Company's shareholders at the Annual Meeting, the Company has been informed by its independent auditors that the Company may reclassify the Series D Stock as equity on the Company's balance sheet. The affirmative vote of the holders of a majority of the votes cast by shareholders at the Annual Meeting, in person or by proxy, is required for the approval of the amendment to the preferences and rights of the Series D Stock.

     The Board of Directors recommends that the shareholders vote "FOR" the adoption of this proposal.

                              INDEPENDENT AUDITORS

     Deloitte & Touche LLP, independent auditors, audited the financial statements of the Company for the fiscal year ended December 31, 1998. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The Board has selected Deloitte & Touche LLP as the independent auditors to audit the Company's financial statements for the fiscal year ending December 31, 1999.


             COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT 1934

     Section 16(a) of the Exchange Act 1934 requires that the Company's directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and 10% Holders are required by SEC regulations to furnish the Company with copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to the Company and the representations made by the reporting persons to the Company, the Company believes that during 1998 its directors, officers and 10% Holders complied with all filing requirements under Section 16(a) of the Exchange Act.


                   SHAREHOLDER PROPOSALS - 2000 ANNUAL MEETING

     Under Rule 14a-8 of the Exchange Act 1934, as amended ("Rule 14a-8"), proposals of shareholders intended to be presented at the annual meeting of shareholders in 2000 must be received by March 3, 2000 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that annual meeting. Alternatively, shareholders who submit a proposal for consideration by the Company outside of the processes established by Rule 14a-8 must do so by June 16, 2000 or face the possibility that management proxies may use their discretionary voting authority if and when any such proposal is raised at the 2000 Annual Meeting of Shareholders, without any discussion of the matter at the meeting. If the 2000 Annual Meeting date is more than 30 days subsequent to the anniversary of the 1999 Annual Meeting date, the Company will disclose changes in the March 3 and June 16 deadlines above in its earliest possible report on Form 10-Q. Shareholder proposals should be directed to the Company's Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

                                  OTHER MATTERS

     The Board knows of no matter, other than as referred to in this Proxy Statement, which will be presented at the Annual Meeting. However, if other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their judgment in such matters.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following information is incorporated by reference into this Proxy
Statement: (i) "Item 1. Financial Statements" and "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" from the Company's Form 10-Q for the quarter ended March 31, 1999 and (ii) "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations," "Item 7A. Quantitative and Qualitative Disclosure About Market Risk" and "Item 8. Financial Statements and Supplementary Data" included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.


                           Annual Report on Form 10-K

     The Company will provide, without charge, to each person solicited by this proxy statement, on the written request of any such person, a copy of the financial statements, exhibits and schedules that are attached to the Company's annual report on Form 10-K as filed with the Securities and Exchange Commission for its most recent fiscal year. Such written request should be directed to the attention of the Company's Secretary at the address of the Company appearing on the first page of this Proxy Statement or faxed to the Company at (610) 521-5985.

                                            By order of the Board of Directors,




                                            Bruce M. Crowell
                                            Secretary
June ___, 1999

                                      PROXY
                             EPL TECHNOLOGIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Paul L. Devine and Bruce M. Crowell, each of them acting individually, as the attorney and proxy of the undersigned and each with the power to appoint his substitute, and hereby authorizes them to represent and to vote in the name and stead of the undersigned as designated below, all the shares of EPL Technologies, Inc. held of record by the undersigned on June 29, 1999, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on July 30, 1999, (the "Meeting"), or any adjournment or further postponement thereof, if personally present.

1 -     Election of Directors:
                                                                Withhold
         Name                            Vote For            Authority to Vote
         ----                            --------            -----------------
         Paul L. Devine                  _______                 _______
         Robert D. Mattei                _______                 _______
         A. S. Clausi                    _______                 _______
         W. Ward Carey                   _______                 _______

2 - Proposal to approve the issuance of certain shares of Common Stock upon conversion of Series D Convertible Preferred Stock
              _______  For          _______  Against         _______  Abstain

3 - Proposal to approve the amendment to the preferences and rights of the Series D Convertible Preferred Stock
              _______  For          _______  Against         _______  Abstain

4 - Upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     This Proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE FOUR PERSONS NOMINATED BY THE BOARD OF DIRECTORS TO SERVE AS DIRECTORS OF THE COMPANY AS SET FORTH ABOVE, "FOR" THE ISSUANCE OF CERTAIN SHARES OF COMMON STOCK UPON CONVERSION OF SERIES D CONVERTIBLE PREFERRED STOCK AND "FOR" THE AMENDMENT TO THE PREFERENCES AND RIGHTS OF THE SERIES D CONVERTIBLE PREFERRED STOCK. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THIS ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND SUPPLEMENT TO NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT OF EPL TECHNOLOGIES, INC. THE BOARD IS NOT CURRENTLY AWARE OF ANY MATTERS EXPECTED TO COME BEFORE THE MEETING OTHER THAN THE ELECTION OF DIRECTORS, CONSIDERATION OF ISSUANCE OF CERTAIN SHARES OF COMMON STOCK UPON CONVERSION OF SERIES D CONVERTIBLE PREFERRED STOCK AND CONSIDERATION OF THE AMENDMENT TO THE PREFERENCES AND RIGHTS OF THE SERIES D CONVERTIBLE PREFERRED STOCK.

--------------------------------                      --------------------------
PRINT SHAREHOLDER NAME                                SIGNATURE OF SHAREHOLDER

--------------------------------                      --------------------------
DATE                                                  SIGNATURE OF SHAREHOLDER

     Please sign your name exactly as it appears on your stock certificate, date and return this proxy in the enclosed envelope. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If shareholder is a corporation, limited liability company or partnership, please have a duly authorized officer, manager, member or partner sign in full corporate, limited liability company or partnership name.

     Please return this proxy to EPL Technologies, Inc., 2 International Plaza, Suite 245, Philadelphia, PA, 19113-1507 prior to July 30, 1999 so that your votes may be counted at the Annual Meeting.